UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2021

Bowman Consulting Group Ltd.

(Exact name of registrant as specified in its charter)

Delaware	001-40371	54-1762351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12355 Sunrise Valley Drive, Suite 520

Reston, Virginia 20191

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (703) 464-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	BWMN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On May 6, 2021, Bowman Consulting Group Ltd. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with D.A. Davidson & Co. as representative of the several underwriters named in the Underwriting Agreement (collectively, the “Underwriter”), relating to the Company’s underwritten public offering (the “Offering”) of its common stock, par value $0.01 per share (the “Common Stock”). Pursuant to the Underwriting Agreement, the Company agreed to sell 3,690,000 shares of Common Stock to the Underwriters at a public offering price of $14.00 per share (the “Offering Price”), and granted the Underwriters a 30-day over-allotment option to purchase up to 553,500 additional shares of Common Stock, equivalent to 15% of the shares of Common Stock sold in the Offering (the “Option”), pursuant to the Company’s registration statement on Form S-1 (File Nos. 333-255076 and 333-255857) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter may be required to make because of any of those liabilities.

The Offering closed on May 11, 2021, and the Company sold 3,690,000 shares of Common Stock to the Underwriter for total gross proceeds of $51.7 million. After deducting the underwriting commissions, discounts, and offering expenses, the Company received net proceeds of approximately $48.0 million.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On May 6, 2021 and May 11, 2021, the Company issued press releases announcing the pricing of the Offering and the closing of the Offering, respectively. Copies of the press releases are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 6, 2021, between the Company and D.A. Davidson & Co., as representative of the underwriters named therein

99.1	Press release dated May 6, 2021

99.2	Press release dated May 11, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWMAN CONSULTING GROUP LTD.

Date: May 11, 2021	By:	/s/ Bruce Labovitz
Bruce Labovitz
Chief Financial Officer